Exhibit 24

Date	October 5, 2011

Subject	Board Resolution Relating to Retirement Savings Plan

From	D. Michael Miller

To	AEP Board of Directors

The Chairman stated that the American Electric Power System Retirement Savings Plan presently operates by issuing new shares of Common Stock. He stated that it is now necessary to authorize the registration of an additional 15,000,000 shares of Common Stock of the Company with the Securities and Exchange Commission (SEC) under the Securities Act of 1933, as amended (the Act).  The following resolutions will be considered by the Board after review and approval of the Finance Committee.

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After full and thorough discussion, it was on motion duly made and seconded, all members present unanimously;

RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to prepare and execute a Registration Statement on the appropriate form, and any and all amendments and post-effective amendments thereto that such officers may consider necessary or desirable, for the purpose of registering under the Act, 15,000,000 shares of Common Stock, par value $6.50 per share (the “Additional Shares”), of the Company in the American Electric Power System Retirement Savings Plan, to be offered in connection with such Plan, and to file the same, together with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (“SEC”).

RESOLVED that in connection with the filing with the SEC of the Registration Statement, there is to be filed with the SEC a Power of Attorney, dated October 25, 2011, executed by certain of the officers and the directors of this Company appointing Michael G. Morris, Nicholas K. Akins, Brian X. Tierney, Charles E. Zebula and Renee V. Hawkins, or any of them, as their true and lawful attorneys to act in connection with the filing of such Registration Statement (including any Registration Statement on Form S-8 covering the registration of additional securities) and any and all amendments thereto, and that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

RESOLVED, that any and all action hereafter taken by any of said named attorneys under the Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by the Power of Attorney; and further

RESOLVED, that the Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under the Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys, and further

RESOLVED, that Computershare Trust Company, N.A. (“Computershare”), as Transfer Agent, be and it hereby is authorized and requested to authenticate, deliver and transfer certificates for shares of the Additional Shares; and further

RESOLVED, that the authority of Computershare, as Registrar, be and it hereby is increased by 15,000,000 shares; and that Computershare be and it hereby is authorized and requested to register and countersign such certificates for shares of the Additional Shares; and further

RESOLVED, that the listing of the Additional Shares on the New York Stock Exchange (the “Exchange”) be, and it hereby is, authorized; and that Brian X. Tierney, Charles E. Zebula and Renee V. Hawkins, or any one of them, be, and the same hereby are: (i) authorized to prepare, execute and cause to be delivered to the Exchange an application in the appropriate form for the listing of the Additional Shares; and (ii) designated representatives of the Company to appear before officials of the Exchange with authority to make such changes in said application and to take such steps as may be necessary to effect the listing of the Additional Shares on the Exchange.

AMERICAN ELECTRIC POWER COMPANY, INC.
POWER OF ATTORNEY

Each of the undersigned directors or officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended (the "Act"), one or more Registration Statements (including any Registration Statement on Form S-8 covering the registration of addition securities) for the registration thereunder of up to 15,000,000 shares of common stock, par value $6.50 per share, does hereby appoint MICHAEL G. MORRIS, NICHOLAS K. AKINS, BRIAN X. TIERNEY, CHARLES E. ZEBULA and RENEE V. HAWKINS his or her true and lawful attorneys, and each of them his or her true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him or her and in his or her name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s), or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

IN WITNESS WHEREOF, the undersigned have signed these presents this 25th day of October, 2011.

/s/  Nicholas K. Akins                                                      /s/ Michael G. Morris
Nicholas K. Akins                                                                                   Michael G. Morris

/s/ David J. Anderson                                                                              /s/ Richard C. Notebaert
David J. Anderson                                                                                   Richard C. Notebaert

/s/ James F. Cordes                                                                                /s/ Lionel L. Nowell, III
James F. Cordes                                                                                      Lionel L. Nowell, III

                                                                                                              /s/ Richard L. Sandor
Ralph D. Crosby, Jr.                                                                                Richard L. Sandor

/s/ Linda A. Goodspeed                                                                           /s/ Sara Martinez Tucker
Linda A. Goodspeed                                                                                Sara Martinez Tucker

/s/ Thomas E. Hoaglin                                                                              /s/ John F. Turner
Thomas E. Hoaglin                                                                                   John F. Turner

/s/ Lester A. Hudson, Jr.
Lester A. Hudson, Jr.